ENER1 BATTERY COMPANY, formerly known as ENER1 USA INCORPORATED, as mortgagor
(Mortgagor)

to
SATELLITE ASSET MANAGEMENT, L.P., as agent (Satellite)

and

THE PARTIES LISTED ON SCHEDULE 1 HERETO, as mortgagees

_________________

MORTGAGE, SECURITY AGREEMENT ANDASSIGNMENT
OF LEASES AND RENTS

_________________

Dated: January ___, 2004
Location: 1751 West Cypress Creek Road
Fort Lauderdale, Florida

Property Identification Number: 19209-01-04000
County: Broward

UPON RECORDATION RETURN TO:
Dunwody White & Landon, P.A.
550 Biltmore Way, Suite 810
Coral Gables, Florida 33134
Attention: Thomas Matkov, Esq.

This instrument prepared by:

Adam H. SherDuval
& Stachenfeld LLP
300 East 42nd Street
New York, New York 10017

        THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Security Instrument”) is made as of the ____ day of January, 2004, by ENER1 BATTERY COMPANY, a Florida corporation, formerly known as Ener1 USA Incorporated, having its principal place of business at 550 W. Cypress Creek Road, Suite 120, Fort Lauderdale, Florida 33309, as mortgagor (“Mortgagor”) to SATELLITE ASSET MANAGEMENT, L.P., having an address at 623 Fifth Avenue, 20th Floor, New York, New York 10022, as agent (“Agent”) and the entities listed on Schedule 1 attached hereto (each a “Mortgagee” and collectively, the “Mortgagees”).

RECITALS:

        Ener1, Inc., a Florida corporation (“Ener1”), by its 5% senior secured convertible debentures, each of even date herewith, is indebted to Mortgagees in the aggregate principal sum of Twenty Million and 00/100 Dollars ($20,000,000.00) in lawful money of the United States of America (each such debenture together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as a “Debenture” and all of the Debentures are collectively referred to herein as the “Debentures”), with interest from the date thereof at the rates set forth in the Debentures, principal and interest to be payable in accordance with the terms and conditions provided in the Debentures, and subject to the terms and conditions of that certain Securities Purchase Agreement dated the date hereof among Mortgagor and Mortgagees (the “Securities Purchase Agreement”).

        Pursuant to that certain Subsidiary Guaranty of even date herewith (the “Subsidiary Guaranty”), given by Mortgagor to Mortgagees, Mortgagor has guaranteed the complete payment and performance of the obligations of Ener1 under the Debentures, the Securities Purchase Agreement and the other Investment Documents (as hereinafter defined).

        Pursuant to that certain Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), by and among Agent and the Mortgagees, the Mortgagees have designated the Agent as their collateral agent for the limited purposes set forth in the Intercreditor Agreement.

        Mortgagor desires to secure the payment and performance of the Obligations (as defined in Section 2.1 hereof).

1 — GRANTS OF SECURITY

        1.1 PROPERTY MORTGAGED. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagees and Agent, on behalf of Mortgagees, and grant a security interest to each Mortgagee and Agent, on behalf of Mortgagees, in, the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the “Property”): (a) the real property described in Exhibit A attached hereto and made a part hereof (the “Land”); (b) all additional lands, estates and development rights hereafter acquired by Mortgagor and reasonably necessary for the current use of the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument; (c) the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”); (d) all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto; (e) all furnishings, machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above; (f) all leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues (including, but not limited to, any payments made by tenants under the Leases in connection with the termination of any Lease), issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debts (as hereinafter defined); (g) any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty” and collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases (individually, a “Lease Guarantor” and collectively, the “Lease Guarantors”); (h) all rights, powers, privileges, options and other benefits of Mortgagor as lessor under the Leases and beneficiary under all Lease Guaranties; (i) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property; (j) all proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property in accordance with the terms hereof; (k) all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction; (l) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; (m) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of each Mortgagee in the Property; (n) to the extent permitted under applicable law, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder; and (o) any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (n) above. Notwithstanding the foregoing, the Property shall not include any items under clause (e) above that are acquired after the date hereof that are (i) not purchased with the proceeds of the sale of any such existing items described in clause (e) above or (ii) acquired in connection with the production of goods for sale in the course of Mortgagor’s business conducted on the Land as of the date hereof, other that such items that are purchased with the proceeds of the sale of any such existing items described in clause (e) above.

        1.2 ASSIGNMENT OF LEASES AND RENTS. Mortgagor hereby absolutely and unconditionally assigns to each Mortgagee and Agent, on behalf of Mortgagees, all of Mortgagor’s right, title and interest in and to (i) all current and future Leases and Rents, (ii) all of Mortgagor’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code, (iii) all of Mortgagor’s right, title and interest in and claims under any and all Lease Guaranties, (iv) all proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims, (v) all rights, powers, privileges, options and other benefits of Mortgagor, as lessor under the Leases and beneficiary under the Lease Guaranties, including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debts), and to do all other things which Mortgagor or any lessor is or may become entitled to do under the Leases or the Lease Guaranties, (vi) the right, at Mortgagees’ option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents, (vii) Mortgagor’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 10.1(g) hereof and any or all other actions designated by Mortgagees for the proper management and preservation of the Property and (viii) any and all other rights of Mortgagor in and to the items set forth in clauses (i) through (vii) above, and all amendments, modifications, replacements, renewals and substitutions thereof; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.6, each Mortgagee grants to Mortgagor a revocable license to collect and receive the Rents, which license shall be automatically revoked upon the occurrence of an Event of Default (as hereinafter defined). Mortgagor shall hold the Rents and all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Debts, in trust for the benefit of Mortgagees for use in the payment of such sums. Mortgagor hereby agrees to authorize and direct the lessees named in the Leases or any other or future lessees or occupants of the Property and all Lease Guarantors, upon the occurrence of an event of Default, to pay over to Mortgagees or to such other party as Mortgagees direct all Rents and all sums due under any Lease Guaranties upon receipt from Mortgagees of written notice to the effect that Mortgagees are then the holder of the Security Instrument and that an Event of Default exists, and to continue so to do until otherwise notified by Agent, on behalf of Mortgagees.

        1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to each Mortgagee, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code.

        1.4 PLEDGE OF MONIES HELD. Mortgagor hereby pledges to each Mortgagee and Agent, on behalf of Mortgagees, any and all monies now or hereafter held by such Mortgagee and/or Agent, on behalf of Mortgagees, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.4), Net Proceeds (as defined in Section 4.3) held by such Mortgagee and/or Agent, on behalf of Mortgagees, and condemnation awards or payments described in Section 3.5 held by such Mortgagee and/or Agent, on behalf of Mortgagees (collectively, “Deposits”), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

        TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of each Mortgagee and Agent, on behalf of Mortgagees, and the successors and assigns of Agent and each Mortgagee, forever;

        PROVIDED, HOWEVER, these presents are upon the express condition that, upon either (i) the payment in full of the Debts at the time and in the manner provided in the Debentures, the Securities Purchase Agreement and this Security Instrument or (ii) the full conversion of Debentures into shares of common stock of Ener1 pursuant to the terms and conditions of the Debentures and the other Investment Documents, and if Mortgagor shall well and truly perform the Other Obligations (as defined in Section 2.1 hereof) as set forth in this Security Instrument, and if each and every covenant and condition set forth herein and in any other Investment Documents shall have been well and truly abided by and complied with, these presents and the estate hereby granted shall cease, terminate and be void.

2 — DEBT AND OBLIGATIONS SECURED

        2.1 DEBT AND OBLIGATIONS SECURED. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment and performance of all of the obligations of Mortgagor under the Subsidiary Guaranty (which obligations include, without limitation, the guaranty of the full and timely repayment of the Debts by Ener1 in accordance with the terms of the Debentures) and the performance of the Other Obligations, in such order of priority as each Mortgagee may determine in its sole discretion. For purposes hereof, the term “Debts” shall mean (i) the aggregate of the indebtedness evidenced by the Debentures in favor of each Mortgagee in lawful money of the United States of America, interest, default interest, late charges, prepayment premiums and other sums, as provided in the Debentures, this Security Instrument or the other Investment Documents, (ii) all other moneys agreed or provided to be paid by Ener1 pursuant to the Debentures or the other Investment Documents, (iii) all sums advanced by Agent or a Mortgagee pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby and (iv) all other moneys agreed or provided to be paid by Mortgagor pursuant to the Subsidiary Guaranty. For purposes hereof, the term “Other Obligations” shall mean the obligations of Mortgagor (other than the obligation to repay the Debts) contained in this Security Instrument, the Debentures and the other Investment Documents. For purposes hereof, the term “Investment Documents” shall mean the Debentures, this Security Instrument, the Security Agreement, the Subsidiary Guaranty and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of any Debenture or which have otherwise been executed or are hereafter executed by Ener1, Mortgagor and/or any other person or entity in connection with the loan evidenced by the Debentures and any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part thereof. Mortgagor’s obligations under the Subsidiary Guaranty for the payment of the Debts and Mortgagor’s obligation to perform the Other Obligations shall be referred to collectively below as the “Obligations.” All the covenants, conditions and agreements contained in the Subsidiary Guaranty and the other Investment Documents to which Mortgagor is a party are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

3 — MORTGAGOR COVENANTS

        Mortgagor covenants and agrees that:

        3.1 PERFORMANCE OF OBLIGATIONS. Mortgagor will pay and perform the Obligations at the time and in the manner provided in this Security Instrument, the Subsidiary Guaranty and the other Investment Documents to which Mortgagor is a party.

        3.2 INSURANCE.

    (a)        Mortgagor shall obtain and maintain, or cause to be maintained, insurance for Mortgagor and the Property providing at least the coverages set forth herein:

    (i)        comprehensive all risk insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing either an agreed amount endorsement or a waiver of all co-insurance provisions; (C) providing for a deductible of not greater than $10,000; (D) if any of the Improvements or the use of the Property shall at any time constitute a legal non-conforming structure or use, Mortgagor shall obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement, which shall include sufficient coverage for (1) costs to comply with building and zoning codes and ordinances, (2) demolition costs, and (3) increased costs of construction, and (E) providing windstorm coverage in an amount equal to 100% of the “Full Replacement Cost”. If any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, Mortgagor shall obtain flood hazard insurance in such an amount as each Mortgagee shall require, but in no event less than the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended. In addition, in the event the Property is located in an area with a high degree of seismic activity, Mortgagor shall obtain earthquake insurance in amounts and in form and substance satisfactory to each Mortgagee;

    (ii)        commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the “occurrence” form with a combined single limit (including “umbrella” coverage in place) of not less than (1) $3,000,000 and a general aggregate limit of not less than $4,000,000; or (2) if any of the Improvements contain elevators, a combined single limit of not less than $5,000,000 and a general aggregate limit of $6,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by a Mortgagee in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations ; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts, to the extent the same is available;

    (iii)        business income insurance (A) with loss payable to each Mortgagee; (B) covering all risks required to be covered by the insurance provided for in Subsection 3.2(a)(i); (C) on an agreed value actual loss sustained basis in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months; and (D) if the Mortgagor is required to obtain an “Ordinance or Law Coverage” or “Enforcement” endorsement pursuant to Subsection 3.2(a)(i)(D), coverage for the increased period of restoration. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Mortgagor’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All insurance proceeds payable to a Mortgagee pursuant to this Subsection shall be held by such Mortgagee and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Debentures; provided, however, that nothing herein contained shall be deemed to relieve Mortgagor of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Debentures except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

    (iv)        (A) at all times during which structural construction, material repairs or alterations are being made with respect to the Improvements, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) during new construction, the insurance provided for in Subsection 3.2(a)(i) written in a so-called builder’s risk completed value form on a non-reporting basis;

    (v)        if Mortgagor has employees, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 aggregate coverage for disease in respect of any work or operations on or about the Property, or in connection with the Property or its operation;

    (vi)        if the Property contains HVAC or other equipment not covered by the comprehensive all risk insurance, comprehensive boiler and machinery insurance, in amounts as shall be reasonably required by each Mortgagee;

    (vii)        if Mortgagor owns or operates motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits reasonably acceptable to each Mortgagee; and

    (viii)        such other insurance and in such amounts as a Mortgagee from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

    (b)        All insurance provided for in Subsection 3.2(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of each Mortgagee as to insurance companies, amounts, forms, deductibles, loss payees and insureds. The insurance companies must be approved, authorized or licensed to provide insurance in the state in which the Property is located and have a rating of “A” or better for claims paying ability assigned by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Group or a general policy rating of “A-” or better and a financial class of VIII or better assigned by A.M. Best Company, Inc. Each such insurer shall be referred to herein as a “Qualified Insurer”.

    (c)        Mortgagor shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by each Mortgagee and such Mortgagee’s interest is included therein as provided in this Security Instrument and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.2(a) to be furnished by, or which may be reasonably required to be furnished by, Mortgagor. In the event Mortgagor obtains separate insurance or an umbrella or a blanket Policy, Mortgagor shall concurrently notify each Mortgagee of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.2(e). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.2(a).

    (d)        All Policies of insurance provided for or contemplated by Subsection 3.2(a), except for the Policy referenced in Subsection 3.2(a)(v), shall name each Mortgagee and Mortgagor as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing Mortgagee clause in favor of each Mortgagee providing, among other things, that each Mortgagee shall receive notification of any termination or cancellation of insurance and that the loss thereunder shall be payable to the Mortgagees.

    (e)        If not previously delivered to each Mortgagee, Mortgagor shall deliver to each Mortgagee no later than thirty (30) days after the date hereof certified copies of the existing Policies providing the insurance coverage required under Section 3.2(a) marked “premium paid” or accompanied by evidence satisfactory to each Mortgagee of payment of the premiums due thereunder (the “Insurance Premiums”) annually in advance. In addition, no later than thirty (30) days prior to the expiration dates of the Policies which Mortgagor is now or hereafter required to maintain hereunder, Mortgagor shall deliver to each Mortgagee certified copies of new or renewal Policies (also marked “premium paid” or accompanied by evidence satisfactory to each Mortgagee of payment of the Insurance Premiums due thereunder annually in advance), together with certificates of insurance therefor, setting forth, among other things, the amounts of insurance maintained, the risks covered by such insurance and the insurance company or companies which carry such insurance. If requested by a Mortgagee, Mortgagor shall furnish verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to such requesting Mortgagee. Under no circumstances shall Mortgagor be permitted to finance the payment of any portion of the Insurance Premiums.

    (f)        If at any time a Mortgagee is not in receipt of written evidence that all insurance required hereunder is in full force and effect, such Mortgagee shall have the right, without notice to Mortgagor to take such action as such Mortgagee deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as such Mortgagee in its sole discretion deems appropriate, and all expenses incurred by such Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Mortgagor to such Mortgagee upon demand and until paid shall be secured by this Security Instrument and shall bear interest in accordance with Section 10.3 hereof.

    (g)        If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice of such damage to each Mortgagee and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by each Mortgagee (the “Restoration”) and otherwise in accordance with Section 4.3 of this Security Instrument, except in instances where the Mortgagees have failed or elected not to disburse Net Proceeds to Mortgagor under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Mortgagor’s failure to comply with the conditions set forth in Clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Mortgagor has the practical ability to satisfy). A Mortgagee may, but shall not be obligated to make proof of loss if not made promptly by Mortgagor.

    (h)        In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to such policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or the Mortgagees or other transferee in the event of such other transfer of title.

    (i)        By their acceptance of this Security Agreement, except as otherwise set forth in that certain post-closing side letter, dated as of the date hereof, Mortgagees hereby confirm that the insurance coverages currently being maintained by Mortgagor are acceptable to Mortgagees as of the date hereof.

        3.3 PAYMENT OF TAXES, ETC. Mortgagor shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges, property association charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property prior to the time same become delinquent. Mortgagor will deliver to each Mortgagee, promptly upon Mortgagee’s request, evidence satisfactory to each Mortgagee that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with a Mortgagee in accordance with the terms of this Security Instrument, Mortgagor shall furnish to each Mortgagee paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

        3.4 RESERVES. If a Mortgagee so requests in writing, Mortgagor shall pay to the Mortgagee or each Mortgagee’s designee on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by such Mortgagee to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the “Escrow Fund”). Mortgagor agrees to notify each Mortgagee immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes each Mortgagee or such Mortgagee’s respective agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Debentures shall be added together and shall be paid as an aggregate sum by Mortgagor to the Mortgagees. The Mortgagees will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Sections 3.2 and 3.3 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.2 and 3.3 hereof, then, if agreed to by each Mortgagee, in their respective discretion, any excess shall be returned to Mortgagor or credited against future payments to be made to the Escrow Fund; provided, however, each Mortgagee shall comply with all laws applicable to the handling of any portion of the Escrow Fund held by such Mortgagee In allocating such excess, a Mortgagee may deal with the person shown on the records of such Mortgagee to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in clauses (a) and (b) above, then upon demand from a Mortgagee, Mortgagor shall promptly pay to the Mortgagee, or Mortgagee’s designee, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by the Mortgagees. Mortgagor shall be entitled to receive any earnings or interest that are earned with respect to the Escrow Fund; provided, however, Mortgagees shall not have any duty to Mortgagor of any kind or nature with respect to the amount of any such interest or earnings.

        3.5 CONDEMNATION. Mortgagor shall promptly give each Mortgagee notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to each Mortgagee copies of any and all papers served in connection with such proceedings. A Mortgagee may participate in any such proceedings, and Mortgagor shall from time to time deliver to such Mortgagee all instruments requested by such Mortgagee to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceedings, and shall consult with each Mortgagee, its respective attorneys and experts, and cooperate with each of them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debts at the time and in the manner provided for its payment in the Debentures and in this Security Instrument and the Debts shall not be reduced until any award or payment therefor shall have been actually received and applied by the Mortgagees, after the deduction of expenses of collection, to the reduction or discharge of the Debts. A Mortgagee shall not be limited to the interest paid on the award by the condemning authority but each shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Debentures. If the Property or any portion thereof is taken by a condemning authority, Mortgagor shall promptly commence and diligently prosecute the Restoration of the remaining portion of the Property, if any, and otherwise comply with the provisions of Section 4.3 of this Security Instrument, except in instances where the Mortgagees have failed or elected not to disburse Net Proceeds to Mortgagor under such Section 4.3 (provided that such exception shall not apply if the failure to disburse is attributable to Mortgagor’s failure to comply with the conditions set forth in clauses (A), (D) or (I) of Subsection 4.3(b)(i) or in Subsection 4.3(b)(ii) or any other conditions set forth in Section 4.3 which Mortgagor has the practical ability to satisfy). If the Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagees of the award or payment, a Mortgagee shall have the right, whether or not a deficiency judgment on the Debentures shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debts.

        3.6 [INTENTIONALLY OMITTED]

        3.7 MAINTENANCE OF PROPERTY. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair and in accordance with requirements of all restrictive covenants affecting the Land. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) in each case, without the consent of each Mortgagee. For purposes of the preceding sentence, an alteration of the Improvements shall be deemed to be “material” if the anticipated or actual cost thereof is $100,000 or more. Subject to the provisions of Subsection 3.2(g) and Section 3.5, Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn, dilapidated or obsolete or which may be affected by any proceeding of the character referred to in Section 3.5 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of each Mortgagee.

        3.8 WASTE. Mortgagor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument.

        3.9 COMPLIANCE WITH LAWS. Mortgagor shall (i) promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act (“ADA”) (collectively, the “Applicable Laws”), (ii) from time to time, upon Mortgagee’s request, provide Mortgagee with evidence satisfactory to such Mortgagee that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws, (iii) give prompt notice to each Mortgagee of the receipt by Mortgagor of any written notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws, and (iv) take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

        3.10 BOOKS AND RECORDS. (a) Mortgagor shall furnish a Mortgagee with such information pertaining to the Property as may, from time to time, be reasonably required by such Mortgagee in form and substance reasonably satisfactory to such Mortgagee; provided, however, Mortgagor shall not deliver any financial information pertaining to Mortgagor or Ener1 to Agent or a Mortgagee that is not expressly requested by Agent or such Mortgagee.

    (b)        A Mortgagee may commission new or updated appraisals, phase I and/or phase II environmental reports, property condition surveys and seismic risk assessments of the Property to be prepared by third parties (each a “Third Party”) designated by such Mortgagee after the date hereof (each, a “Third Party Report”). Any additional updates of any Third Party Report or any new Third Party Reports may be obtained at Mortgagor’s expense any time a Mortgagee reasonably believes there has been a change in the condition of the Property (it being understood that each Mortgagee shall have the right but not the obligation to obtain such updated or new Third Party Report at its own expense at any time). Mortgagor shall cooperate with each Third Party and the Mortgagees in the preparation of the Third Party Reports and shall reimburse each Mortgagee within ten (10) days after a Mortgagee’s demand for all costs incurred by each Mortgagee in connection with such Third Party Reports.

        3.11 PAYMENT FOR LABOR AND MATERIALS. Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

        3.12 [INTENTIONALLY OMITTED]

        3.13 PERFORMANCE OF OTHER AGREEMENTS. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Mortgagor to a Mortgagee for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

        3.14 CHANGE OF NAME, IDENTITY OR STRUCTURE. Mortgagor will not change Mortgagor’s name, identity (including its trade name or names) or, if not an individual, Mortgagor’s corporate, limited liability company, partnership or other structure without notifying each Mortgagee of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Mortgagor’s structure, without first obtaining the prior written consent of each Mortgagee. Mortgagor will execute and deliver to each Mortgagee, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by a Mortgagee to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of a Mortgagee, Mortgagor shall execute a certificate in form satisfactory to such Mortgagee listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property

        3.15 EXISTENCE. Mortgagor will continuously maintain its existence and its rights to do business in the state where the Property is located together with its franchises and trade names.

4 — SPECIAL COVENANTS

        Mortgagor covenants and agrees that:

        4.1 PROPERTY USE. The Property shall not be used for any unlawful use or purpose.

        4.2 [Intentionally omitted]

        4.3 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

    (a)        If the Net Proceeds shall be less than One Hundred Thousand Dollars ($100,000) and the costs of completing the Restoration shall be less than One Hundred Thousand Dollars ($100,000), the Net Proceeds will be disbursed by Mortgagees to Mortgagor upon receipt, provided that all of the conditions set forth in Subsection 4.3(b)(i) are met and Mortgagor delivers to each Mortgagee a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

    (b)        If the Net Proceeds are equal to or greater than One Hundred Thousand Dollars ($100,000) or the costs of completing the Restoration is equal to or greater than One Hundred Thousand Dollars ($100,000), the Mortgagees shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.3(b). The term “Net Proceeds” for purposes of this Section 4.3 shall mean: (i) the net amount of all insurance proceeds received by the Mortgagees pursuant to Subsections 3.2(a)(i), (iv), (vi) and (ix) of this Security Instrument as a result of such damage or destruction (or any proceeds of self-insurance maintained in lieu of such insurance policies), after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of all awards and payments received by the Mortgagees with respect to a taking referenced in Section 3.5 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

    (i)        The Net Proceeds shall be made available to Mortgagor for the Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing under any Debenture, this Security Instrument or any of the other Investment Documents; (B) (1) in the event Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed, or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property; (C) [intentionally omitted]; (D) Mortgagor shall have commenced the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion; (E) [intentionally omitted]; (F) [intentionally omitted]; (G) each Mortgagee shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Debentures), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, whichever the case may be, or (3) such time as may be required under any applicable zoning laws, ordinances, rules or regulations in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (H) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations (including as a legally non-conforming structure, if the Improvements are legally non-conforming structures as of the date hereof); (I) the Restoration shall be done and completed by Mortgagor in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations; and (J) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements.

    (ii)        The Net Proceeds shall be held by the Mortgagees or their joint designee and, until disbursed in accordance with the provisions of this Subsection 4.3(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by the Mortgagees to, or as directed by, Mortgagor from time to time during the course of the Restoration, upon receipt of evidence satisfactory to each Mortgagee that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement and except for commercially reasonable Retainage for “punch-list” items) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of each Mortgagee and discharged of record or in the alternative fully insured to the satisfaction of each Mortgagee by the title company insuring the lien of this Security Instrument.

    (iii)        All plans and specifications required in connection with the Restoration shall be subject to prior review and approval in all respects by each Mortgagee and by an independent consulting engineer selected by such Mortgagee (each, a “Casualty Consultant”), which approval shall not be unreasonably withheld or delayed. Each Mortgagee shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by each Mortgagee and the Casualty Consultant, which approval shall not be unreasonably withheld or delayed. All costs and expenses incurred by each Mortgagee in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Mortgagor.

    (iv)        In no event shall the Mortgagees or their designee be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” as used in this Subsection 4.3(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.3(b), be less than the amount actually held back by Mortgagor from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to each Mortgagee that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and the Mortgagees receive evidence reasonably satisfactory to each Mortgagee that, subject to Section 4.3(b)(ii)(B) above, the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that the Mortgagees will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to each Mortgagee that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by a Mortgagee or by the title company insuring the lien of this Security Instrument. If required by a Mortgagee, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

    (v)        The Mortgagees shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

    (vi)        If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of a Mortgagee, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Mortgagor shall deposit the deficiency (the “Net Proceeds Deficiency”) with the Mortgagees or their joint designee before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with the Mortgagees or their designee shall be held by the Mortgagees or their designee and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.3(b) shall constitute additional security for the Obligations. With respect to Restorations following a casualty in which the Improvements are restored to substantially the same condition as they existed prior to the casualty, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with the Mortgagees or their designee after the Casualty Consultant certifies to each Mortgagee that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b), and the receipt by the Mortgagees of evidence reasonably satisfactory to each Mortgagee that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by the Mortgagees to Mortgagor, provided no Event of Default shall have occurred and shall be continuing under any Debenture, this Security Instrument or any of the other Investment Documents.

    (c)        All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Mortgagor as excess Net Proceeds pursuant to Subsection 4.3(b)(vi) shall, subject to Section 4.3(d) below, be remitted by the Mortgagees to Mortgagor unless an event of Default shall exist, in which case any such Net Proceeds may be retained and applied by a Mortgagee toward the payment of the Debts of such Mortgagee whether or not then due and payable in such order, priority and proportions as such Mortgagee in its discretion shall deem proper or, at the election of all Mortgagees, the same may be paid, either in whole or in part, to Mortgagor for such purposes as the Mortgagees shall jointly designate, in their sole discretion. Any such prepayment shall be applied to the principal last due under the Debentures and shall not release Mortgagor from the obligation to pay the payments required to be paid by Mortgagor under the Subsidiary Guaranty and such payments shall not be adjusted or recalculated as a result of such partial prepayment. If the Mortgagees shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by each Mortgagee and actually applied by each Mortgagee in reduction of the respective Debts.

    (d)        Notwithstanding anything contained herein to the contrary, if Mortgagor is otherwise entitled to receive Net Proceeds but Mortgagor elects not to undertake the Restoration, then (i) such Net Proceeds (the “Special Net Proceeds”) shall be deposited into one or more Special Proceeds Accounts (as hereinafter defined). As used herein, the term “Special Proceeds Account” means an account (i) that is established at a financial institution that is acceptable to the Secured Parties in their sole and absolute discretion, and (ii) in which the Mortgagees have a first priority perfected security interest. In furtherance of the foregoing, Mortgagor shall not be permitted to receive any Special Net Proceeds pursuant to this Section 4.3(d) unless and until a Special Proceeds Account that is acceptable to the Mortgagees has been established. From and after the date that is two (2) years after the date hereof, each Mortgagee shall have the right, but not the obligation, in each Mortgagee’s sole discretion, to apply its Proportionate Loan Share of any funds contained in a Special Proceeds Account to satisfy all or any of the Obligations then owing to such Mortgagee in any order that such Mortgagee deems appropriate.

5 — REPRESENTATIONS AND WARRANTIES

Mortgagor represents and warrants to Agent and each Mortgagee that:

        5.1 WARRANTY OF TITLE. Mortgagor has paid for and has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, set over, transfer and convey the same and that Mortgagor possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to each Mortgagee against the claims of all persons whomsoever.

        5.2 AUTHORITY. Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, set-over, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Mortgagor’s part to be performed.

        5.3 LEGAL STATUS AND AUTHORITY. Mortgagor (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Mortgagor now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Mortgagor under the Subsidiary Guaranty, this Security Instrument and the other Investment Documents to which Mortgagor is a party.

        5.4 VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of this Security Instrument (i) is within the corporate power of Mortgagor; (ii) has been authorized by all requisite corporate action; (iii) has received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws or other governing instrument of Mortgagor, or any indenture, agreement or other instrument to which Mortgagor is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located); and (b) this Security Instrument constitutes the legal, valid and binding obligations of Mortgagor.

        5.5 [INTENTIONALLY OMITTED]

        5.6 STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Mortgagor has obtained and will maintain the insurance prescribed in Section 3.2 hereof; (b) Mortgagor has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification; (c) the Property and the present and contemplated use and occupancy thereof are in compliance with all Applicable Laws in all material respects, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws; (d) the Property is served by all utilities (including, but not limited to, public water and sewer systems) required for the current or contemplated use thereof; (e) all utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service; (f) all public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public; (g) the Property is, to the best of Mortgagor’s knowledge, free from damage caused by fire or other casualty; (h) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full; (i) all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws; and (j) all Improvements lie within the boundary of the Land.

        5.7 [INTENTIONALLY OMITTED]

        5.8 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Property or any portion thereof.

        5.9 [INTENTIONALLY OMITTED]

        5.10 LEASES. There are no Leases currently affecting the Property.

        5.11 [INTENTIONALLY OMITTED]

        5.12 BUSINESS PURPOSES. The loan evidenced by the Debentures is solely for the business purpose of Mortgagor and Ener1, and is not for personal, family, household, or agricultural purposes.

        5.13 [INTENTIONALLY OMITTED]

        5.14 MAILING ADDRESS. Mortgagor's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

        5.15 [INTENTIONALLY OMITTED]

        5.16 DISCLOSURE. To Mortgagor’s best knowledge, Mortgagor has disclosed to each Mortgagee all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

        5.17 [INTENTIONALLY OMITTED]

        5.18 ILLEGAL ACTIVITY. No portion of the Property has been purchased with proceeds of any illegal activity.

        5.19 USE OF PROPERTY. The Property is currently being used only for Mortgagor's manufacturing, research and development use, and for no other use.

Mortgagor acknowledges that in accepting the Debentures, this Security Instrument and the other Investment Documents, each Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth above notwithstanding any investigation of the Property by such Mortgagee; that such reliance existed on the part of each Mortgagee prior to the date hereof; that the warranties and representations are a material inducement to each Mortgagee in making the loan evidenced by the Debentures and that each Mortgagee would not make such loan in the absence of such warranties.

6 — OBLIGATIONS AND RELIANCES

        6.1 RELATIONSHIP OF MORTGAGOR, AGENT AND THE MORTGAGEES. The relationship between Mortgagor, Agent and the Mortgagees is solely that of debtor, creditors and collateral agent, and neither Agent nor any Mortgagee has any fiduciary or other special relationship with Mortgagor and no term or condition of any of the Debentures, this Security Instrument and the other Investment Documents shall be construed so as to deem the relationship between Mortgagor, Agent and the Mortgagees to be other than that of debtor, creditors and collateral agent. Mortgagor is not relying on Agent’s or a Mortgagee’s expertise business acumen or advice in connection with the Property.

        6.2 NO MORTGAGEE OBLIGATIONS. (a) Notwithstanding the provisions of Subsections 1.1(f) and (l) or Section 1.2, neither Agent nor any Mortgagee is undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

    (b)        By accepting or approving anything required to be observed, performed or fulfilled or to be given to Agent or a Mortgagee pursuant to this Security Instrument, neither Agent nor any Mortgagee shall be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Agent or a Mortgagee.

7 — FURTHER ASSURANCES

        7.1 RECORDING OF SECURITY INSTRUMENT, ETC. Each Mortgagee and Agent, on behalf of Mortgagees, forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will have the right to cause this Security Instrument and any of the other Investment Documents creating a lien or security interest or evidencing the lien hereof upon the Property to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Agent and each Mortgagee in, the Property. Except where prohibited by law, Mortgagor will pay all taxes, duties, imposts, assessments, filing, registration and recording fees, and any and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Investment Documents and any amendment or supplement thereto, including, without limitation, any title insurance premium payable in connection with the Mortgagees’ title insurance policy insuring this Security Instrument and the cost of any affirmative insurance or endorsements thereto required by a Mortgagee.

        7.2 FURTHER ACTS, ETC. Mortgagor will, at the cost of Mortgagor, and without expense to Agent or any Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignments, transfers, deeds to secure debt and assurances as Agent or a Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Agent and/or such Mortgagee the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Agent and/or such Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Mortgagor, on demand, will execute and deliver and hereby authorizes Agent and each Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Agent and/or such Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of the Mortgagees and Agent, on behalf of Mortgagees, in the Property. Mortgagor grants to Agent and each Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Agent and the Mortgagees at law and in equity, including without limitation such rights and remedies available to Agent and the Mortgagees pursuant to this Section 7.2.

        7.3 CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debts from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debts or the Mortgagees’ interest in the Property, Mortgagor will pay the tax, with interest and penalties thereon, if any. If a Mortgagee is advised by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to a Mortgagee or unenforceable or provide the basis for a defense of usury, then each Mortgagee shall have the option by written notice of not less than ninety (90) days to declare the Debts immediately due and payable.

    (b)        Mortgagor will not claim or demand or be entitled to any credit or credits against the Debts for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or either Debt. If such claim, credit or deduction shall be required by law, each Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debts immediately due and payable.

    (c)        If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Debentures, this Security Instrument, or any of the other Investment Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

        7.4 ESTOPPEL CERTIFICATES. Mortgagor shall use its best efforts to deliver to Agent and/or a Mortgagee, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Agent and/or such Mortgagee attesting to such facts regarding the applicable Lease as Agent and/or such Mortgagee may reasonably require.

        7.5 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of a Mortgagee as to the loss, theft, destruction or mutilation of the Debentures or any other Investment Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Debentures or other Loan Document, Mortgagor will issue, in lieu thereof, replacement Debentures or other Investment Document, dated the date of such lost, stolen, destroyed or mutilated Debenture or other Investment Document in the same principal amount thereof and otherwise of like tenor.

        7.6 MORTGAGE SATISFACTION; ASSIGNMENT. Upon either (i) the repayment in full of the Debts and all accrued and unpaid interest thereon and any other charges and fees payable to each Mortgagee under the Investment Documents or (ii) the full conversion of Debentures into shares of common stock of Ener1 pursuant to the terms and conditions of the Debentures and the other Investment Documents, Mortgagees shall execute, acknowledge and deliver, at Mortgagor’s sole cost and expense, a satisfaction of this Security Instrument in recordable form; provided, however, if Mortgagor notifies Mortgagees in writing not less than five (5) Business Days prior to such repayment or within five (5) Business Days after such conversion, then Mortgagees shall deliver an assignment of their rights under this Security Instrument without representation, warranty or recourse of any kind or nature to a party designated by Mortgagor.

8 — DUE ON SALE/ENCUMBRANCE

        8.1 MORTGAGEES’ RELIANCE. Mortgagor acknowledges that Agent and each Mortgagee has examined and relied on the experience of Mortgagor in owning and operating properties such as the Property in agreeing to make the loans evidenced by the Debentures, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Mortgagor acknowledges that Agent and each Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, if an Event of Default should occur, each Mortgagee can recover any outstanding portion of its respective Debt by a sale of the Property.

        8.2 NO SALE/ENCUMBRANCE. Mortgagor agrees that except as expressly provided in the Debentures, the sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or other transfer of the Property, or any part thereof, without the prior written consent of each Mortgagee, shall constitute an event allowing Agent, on behalf of Mortgagees, to declare the entire unpaid Debts to be immediately due and payable without notice of intention to accelerate, notice of acceleration, demand or any other notice. Notwithstanding the foregoing, Mortgagor shall have the right to sell the Property without the Mortgagees’ consent, so long as (i) any such sale (x) is not to an Affiliate (as such term is defined in the Securities Purchase Agreement) in violation of the Securities Purchase Agreement, (y) is on an arms-length basis for not less that the fair market value of the Property and (z) is not part of a transaction or a series of transactions involving assets other than the Property in which the allocation of the value of Property is less than its fair market value, (ii) concurrently with such sale, Mortgagor deposits all of the proceeds (the “Special Proceeds”) of such sale into one or more Special Proceeds Accounts, which Special Proceeds and Special Proceeds Account shall be subject to the provisions of Section 4.3(d) above.

        8.3 SALE/ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to mean the occurrence of a “Fundamental Change”, as such term is defined in the Debentures.

        8.4 AGENT’S RIGHTS. Agent shall not be required to demonstrate any actual impairment of the security granted hereunder or any increased risk of default hereunder in order to declare the Debts immediately due and payable upon Mortgagor’s sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property contrary to the terms hereof without each Mortgagee’s consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not a Mortgagee has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

9 — DEFAULT

        9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) if any payment required to be made under the Subsidiary Guaranty is not paid upon demand; (b) if any of the Taxes or Other Charges is not paid prior to the date the same becomes delinquent except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with the Mortgagees or their joint designee in accordance with the terms of this Security Instrument; (c) if the Policies are not kept in full force and effect, or if the Policies (or evidence of insurance satisfactory to Mortgagees) are not delivered to a Mortgagee upon request or Mortgagor has not delivered evidence of the renewal of the Policies prior to their expiration as provided in Section 3.2(e); (d) if Mortgagor violates or does not comply with any of the provisions of Articles 8, 11 or 20; (e) if any representation or warranty of Mortgagor made herein or in any certificate, report, financial statement or other instrument or document furnished to a Mortgagee shall have been false or misleading in any material respect when made; (f) if (i) Mortgagor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, adjustment, liquidation, dissolution or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Mortgagor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Mortgagor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or (iii) there shall be commenced against Mortgagor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Mortgagor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Mortgagor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (g) if Mortgagor shall be in default beyond any applicable notice or cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument; (h) if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for local real estate taxes and assessments not then delinquent and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty five (45) days after Mortgagor has first received notice thereof; (i) if any federal tax lien is filed against the Property and same is not discharged of record within thirty (30) days after Mortgagor has first received notice thereof; (j) [intentionally omitted], (k) if for more than ten (10) days after notice from a Mortgagee, Mortgagor shall continue to be in default under any other term, covenant or condition of this Security Instrument, the Subsidiary Guaranty or any other Investment Document to which Mortgagor is a party in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from such Mortgagee in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Mortgagor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Mortgagor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days or (l) if an “Event of Default” occurs under any Debenture or any other Investment Document.

10 — RIGHTS AND REMEDIES

        10.1 REMEDIES. Upon the occurrence of any Event of Default, Mortgagor agrees that a Agent may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Mortgagees against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Agent, any Mortgagee or the Mortgagees collectively: (a) declare either of the entire unpaid Debts to be immediately due and payable; (b) with or without entry, institute proceedings, judicial or otherwise, for the complete or partial foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner, any partial foreclosure to be subject to the continuing lien and security interest of this Security Instrument for the balance of the Debts not then due, unimpaired and without loss of priority; (c) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale, judicial decree or otherwise, at one or more sales, as an entirety or in one or more parcels; (d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Debentures or in the other Investment Documents; (e) recover judgment on any Debenture either before, during or after any proceedings for the enforcement of this Security Instrument or the other Investment Documents; (f) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debts and without regard for the solvency of Mortgagor or of any person, firm or other entity liable for the payment of the Debts; (g) enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Agent upon demand, and thereupon Agent, on behalf of Mortgagees, may exercise all rights and powers of Mortgagor with respect to the Property including, without limitation, (1) the right to use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (2) the right to make or complete any construction, alterations, additions, renewals, replacements and improvements to or on the Property as such Agent deems advisable; (3) the right to make, cancel, enforce or modify Leases, Lease Guaranties, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof and any amounts payable under any Lease Guaranties; (h) require Mortgagor to pay monthly in advance to the and Agent, on behalf of Mortgagees, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (i) require Mortgagor to vacate and surrender possession of the Property to and Agent, on behalf of Mortgagees, or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; (j) apply the receipts from the Property, any Deposits and interest thereon and/or any unearned Insurance Premiums paid to and Agent, on behalf of Mortgagees, upon the surrender of any Policies maintained pursuant to Article 3 hereof (it being agreed that Agent shall have the right to surrender such Policies upon the occurrence of an Event of Default), to the payment of the Obligations, in such order, priority and proportions as the Mortgagees shall deem appropriate in their sole discretion; (k) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (1) the right to take possession of the Personal Property or any part thereof, and to take such other measures as and Agent, on behalf of Mortgagees, may deem necessary for the care, protection and preservation of the Personal Property, and (2) request Mortgagor at its expense to assemble the Personal Property and make it available to and Agent at a convenient place acceptable to Agent or (l) exercise any remedies of a Mortgagee under their respective Debentures. Any notice of sale, disposition or other intended action by and Agent with respect to the Personal Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. Upon any foreclosure or other sale of the Property pursuant to the terms hereof, Agent, on behalf of Mortgagees, a Mortgagee or any combination of Mortgagees may bid for and purchase the Property and shall be entitled to apply all or any part of the secured indebtedness as a credit against the purchase price.

        In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 10.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 9.1(f) shall occur, the entire unpaid Debts shall be automatically due and payable, without any further notice, demand or other action by Agent or any Mortgagee.

        10.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by a Mortgagee pursuant to the Debentures, this Security Instrument or the other Investment Documents, may be applied by such Mortgagee to the payment of the Debts in such priority and proportions as such Mortgagee in its discretion shall deem proper.

        10.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, and Agent, on behalf of Mortgagees, may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder or curing or being deemed to have cured any default hereunder, make or do the same in such manner and to such extent as Agent may deem necessary to protect the security hereof. Agent is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its respective interest in the Property or to foreclose this Security Instrument or collect the Debts, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debts and shall be due and payable to Agent, on behalf of Mortgagees, upon demand. All such costs and expenses incurred by Agent, on behalf of Mortgagees, in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Interest Rate (as defined in the Debentures), for the period after notice from Agent that such cost or expense was incurred to the date of payment to Agent. All such costs and expenses incurred by Agent, on behalf of Mortgagees, together with interest thereon calculated at the Default Interest Rate shall be deemed to constitute a portion of the Debts and be secured by this Security Instrument and the other Investment Documents and shall be immediately due and payable upon demand by Agent, on behalf of Mortgagees, therefor.

        10.4 ACTIONS AND PROCEEDINGS. Each Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which such Mortgagee, in its discretion, decides should be brought to protect its interest in the Property.

        10.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Each Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debts as the same become due, without regard to whether or not the balance of the Debts shall be due, and without prejudice to the rights of Agent, on behalf of Mortgagees, thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

        10.6 [INTENTIONALLY OMITTED]

        10.7 OTHER RIGHTS, ETC. (a) The failure of any or all of the Mortgagees to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of any or all of the Mortgagees to comply with any request of Mortgagor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of any Debenture or the other Investment Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debts or any portion thereof, or (iii) any agreement or stipulation by any or all of the Mortgagees extending the time of payment or otherwise modifying or supplementing the terms of any Debenture, this Security Instrument or the other Investment Documents.

    (b)        It is agreed that the risk of loss or damage to the Property is on Mortgagor, and neither Agent nor any Mortgagee shall have any liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Agent, on behalf of Mortgagees, or any or all of the Mortgagees shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Agent’s or a Mortgagees’ possession.

    (c)        A Mortgagee may resort for the payment of the Debts to any other security held by such Mortgagee in such order and manner as such Mortgagee, in its discretion, may elect. A Mortgagee may take action to recover the Debts, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Agent, on behalf of Mortgagees, thereafter to foreclose this Security Instrument. The rights of Agent and each Mortgagee and under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Agent or a Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Agent nor the Mortgagees shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

        10.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Agent, on behalf of Mortgagees, or the Mortgagees may release any portion of the Property for such consideration as is approved and required by Agent, on behalf of Mortgagees, or each Mortgagee without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Agent, on behalf of Mortgagees, or a Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Agent, on behalf of Mortgagees, or each Mortgagees may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

        10.9 VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws in all material respects, Agent, on behalf of Mortgagees, may impose additional requirements upon Mortgagor in connection therewith including, without limitation, monetary reserves or financial equivalents.

        10.10 RECOURSE AND CHOICE OF REMEDIES. Notwithstanding any other provision of this Security Instrument, including but not limited to Article 13 hereof, Agent, on behalf of Mortgagees, each Mortgagee and other Indemnified Parties (defined in Section 11.1 below) are entitled to enforce the obligations of Mortgagor contained in the Subsidiary Guaranty and this Security Instrument without first resorting to or exhausting any security or collateral and without first having recourse to the Debentures or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Agent, on behalf of Mortgagees, commences a foreclosure action against the Property, Agent, on behalf of Mortgagees, is entitled to pursue a deficiency judgment with respect to such obligations against Mortgagor. The liability of Mortgagor is not limited to the original principal amount of the Debentures. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Agent, on behalf of Mortgagees, from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Debentures, this Security Instrument and the other Investment Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Mortgagor, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions.

        10.11 RIGHT OF ENTRY. Agent and each Mortgagee and their respective agents shall have the right to enter and inspect the Property at all reasonable times and on reasonable advance notice to Mortgagor (which notice shall not be required to be in writing).

        10.12 DEFAULT INTEREST. Mortgagor acknowledges that, without limitation to any of the Mortgagees’ rights or remedies set forth in this Security Instrument, Agent, on behalf of Mortgagees, has the right following an Event of Default to demand interest on the principal amount of the Debentures at the Default Interest Rate in accordance with the terms of the Debentures.

11 — INDEMNIFICATION

        11.1 GENERAL INDEMNIFICATION. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except to the extent the following relate solely to an Indemnified Party’s gross negligence or willful misconduct: (a) any Event of Default; (b) any and all lawful action that may be taken by Agent, on behalf of Mortgagees, or a Mortgagee in connection with the enforcement of the provisions of this Security Instrument or any Debenture or any of the other Investment Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (c) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any use, nonuse or condition in, on or about the Property or any part thereof; (e) any failure on the part of Mortgagor to perform or be in compliance with any of the terms of this Security Instrument; (f) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (g) any failure of the Property to be in compliance with any Applicable Laws; (h) the enforcement by any Indemnified Party of the provisions of this Article 11; (i) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding under the Debentures; (j) any misrepresentation made by Mortgagor in this Security Instrument or any other Investment Document; or (k) any other transaction arising out of or in any way connected with the Property or the Debt. Any amounts payable to a Mortgagee by reason of the application of this Section 11.1 shall become immediately due and payable and shall bear interest at the Default Interest Rate from the date loss or damages are sustained by such Mortgagee until paid. For purposes of this Article 11, the term “Indemnified Parties” means Agent, each Mortgagee, and any person or entity who is or will have been involved in the origination of any portion of the Debt, any person or entity who is or will have been involved in the servicing of any portion of the Debt, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded and persons and entities who may hold or acquire or will have held a full or partial interest in any portion of the Debt, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in any portion of the Debt.

        11.2 MORTGAGE, INTANGIBLE TAX, AND/OR DOCUMENTARY STAMP TAX. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Debentures or any of the other Investment Documents.

        11.3 [INTENTIONALLY OMITTED]

        11.4 DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

12 — WAIVERS

        12.1 WAIVER OF COUNTERCLAIM. Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Agent, on behalf of Mortgagees, or any or all of the Mortgagees arising out of or in any way connected with this Security Instrument, the Debentures, any of the other Investment Documents, or the Obligations. Any assignee of Agent or a Mortgagee’s interest in this Security Instrument and the other Investment Documents shall take such assignment free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Mortgagor may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Mortgagor in any action or proceeding brought by any such assignee upon such documents, and any such rights to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mortgagor.

        12.2 MARSHALLING AND OTHER MATTERS. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

        12.3 WAIVER OF NOTICE. Mortgagor shall not be entitled to any notices of any nature whatsoever from a Mortgagee except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by a Mortgagee to Mortgagor and except with respect to matters for which Agent or the Mortgagees are required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Agent or a Mortgagee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Agent or a Mortgagee to Mortgagor.

        12.4 SOLE DISCRETION OF THE MORTGAGEES. Wherever pursuant to this Security Instrument (a) Agent, a Mortgagee or any combination of Mortgagees exercises any right given to it (or them) to approve or disapprove, (b) any arrangement or term is to be satisfactory to Agent, a Mortgagee (or all Mortgagees), or (c) any other decision or determination is to be made by Agent, a Mortgagee (or all Mortgagees), the decision of Agent or a Mortgagee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Agent or a Mortgagee, shall be in the sole and absolute discretion of Agent or such Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

        12.5 SURVIVAL. The indemnifications made pursuant to Section 11.3 shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or each Mortgagee’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Agent, on behalf of Mortgagees, and/or each Mortgagee’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Debentures or any of the other Investment Documents, any transfer of all or any portion of the Property (whether by Mortgagor, Agent, on behalf of Mortgagees, or by any Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Debentures or the other Investment Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto.

         12.6 WAIVER OF TRIAL BY JURY. MORTGAGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO ANY PORTION OF THE DEBT, ANY APPLICATION FOR THE DEBT, THE DEBENTURES, THIS SECURITY INSTRUMENT OR THE OTHER INVESTMENT DOCUMENTS OR ANY ACTS OR OMISSIONS OF AGENT, A MORTGAGEE, THEIR RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

13 - [INTENTIONALLY OMITTED]

14 — NOTICES

        14.1 NOTICES. Any notice, demand or request required or permitted to be given by the Mortgagor, Agent or a Mortgagee pursuant to the terms of this Security Instrument shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to Mortgagor: With a copy to: If to Mortgagees: If to Agent: With a copy to:	Ener1 Battery Company
550 West Cypress Creek Road, Suite 120
Ft. Lauderdale, Florida 33309
Facsimile No.: (954) 229-7595
Attention: Ronald Stewart

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue N.W.
Washington, D.C. 20036
Facsimile No.: (202) 530-9598
Attention: Stephen Glover

At the addresses set forth in the Securities Purchase Agreement, as same may be modified from time to time in accordance with the terms thereof

Satellite Asset Management, L.P.
623 Fifth Avenue, 20th Floor
New York, New York 10022
Facsimile No.: (212) 209-2020
Attention: Charles Gassenheimer

Duval & Stachenfeld LLP
300 East 42nd Street
New York, New York 10017
Facsimile No.: (212) 883-8883
Attention: Robert L. Mazzeo

or addressed as such party may from time to time designate by written notice to the other parties. Any party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Security Instrument, the term “Business Day” shall mean any day other than Saturdays, Sundays and any other day on which commercial banks in the City of New York are required or permitted to be closed for business.

15 — APPLICABLE LAW

        15.1 CHOICE OF LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

        15.2 USURY LAWS. This Security Instrument and the Debentures are subject to the express condition that at no time shall Ener1 (or pursuant to the Subsidiary Guaranty, Mortgagor on behalf of Ener1) be obligated or required to pay interest on the Debts at a rate which could subject the holder of any Debenture to either civil or criminal liability as a result of being in excess of the maximum interest rate which Ener1 (or pursuant to the Subsidiary Guaranty, Mortgagor on behalf of Ener1) is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or any Debentures, Ener1 (or pursuant to the Subsidiary Guaranty, Mortgagor on behalf of Ener1) is at any time required or obligated to pay interest on the Debts at a rate in excess of such maximum rate, the rate of interest under this Security Instrument and such Debenture shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of such Debenture. All sums paid or agreed to be paid to Agent, on behalf of Mortgagees, or a Mortgagee for the use, forbearance, or detention of the Debts shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the applicable Debenture until payment in full so that the rate or amount of interest on account of the Debts does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debts for so long as any portion of the Debts are outstanding.

        15.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

16 — SECONDARY MARKET

        16.1 TRANSFER OF DEBT. Each Mortgagee may, at any time, sell, transfer or assign its Debenture, its interest in this Security Instrument and any other Investment Documents subject to the terms and conditions set forth in each Debenture with respect to the transfer of such Debenture.

17 — COSTS

        17.1 PERFORMANCE AT MORTGAGOR’S EXPENSE. Mortgagor acknowledges and confirms that each Mortgagee shall be entitled to impose certain administrative processing and/or commitment fees in connection with: (a) extensions, renewals, modifications, amendments and terminations of this Security Instrument requested by Mortgagor and (b) the release or substitution of collateral for the Debt requested by Mortgagor, and that each Mortgagee shall be entitled to reimbursement for its reasonable out-of-pocket costs and expenses associated with its provision of consents, waivers and approvals under the Investment Documents (the occurrence of any of the above shall be called an “Event”). Mortgagor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, which are required by law, regulation or any governmental or quasi-governmental authority. Mortgagor hereby acknowledges and agrees to pay, immediately, upon demand, all such fees, costs and expenses.

        17.2 ATTORNEY’S FEES FOR ENFORCEMENT. Mortgagor shall pay to Agent and/or each Mortgagee on demand any and all reasonable out-of-pocket expenses, including legal expenses and attorneys’ fees, incurred or paid by Agent or such Mortgagee in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Interest Rate from the date paid or incurred by Agent and/or such Mortgagee until such expenses are paid by Mortgagor

18 — DEFINITIONS

        18.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “any Mortgagee and any subsequent holder of such Mortgagee’s Debenture,” and the words “the Mortgagees” shall mean “the Mortgagees and any subsequent holders of the Debentures,” the word “Debentures” shall mean “the Debentures and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Agent and/or the Mortgagees in protecting each of their interests in the Property, the Leases and the Rents and enforcing their rights hereunder. The terms “include(s)” and “including” shall mean “include(s), without limitation” and “including, without limitation”, respectively.

19 — MISCELLANEOUS PROVISIONS

        19.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor, Agent or a Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought (it being acknowledged that any modification, amendment, waiver, extension, change, discharge or termination affecting Agent and/or a Mortgagee shall be deemed to affect Agent and all Mortgagees).

        19.2 LIABILITY. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Mortgagor, Agent and each Mortgagee and their respective successors and assigns forever. The Agent may resign or be replaced in accordance with the terms of the Intercreditor Agreement, in which case the term “Agent” shall be deemed to refer to the successor agent as though such agent was an original signatory hereto.

        19.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of this Security Instrument is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.

        19.4 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

        19.5 DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

        19.6 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

        19.7 SUBROGATION. If any or all of the proceeds of any Debenture have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, the applicable Mortgagee(s) shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of such Mortgagee(s) and are merged with the lien and security interest created herein as cumulative security for the payment and performance of the Obligations.

        19.8 ENTIRE AGREEMENT. This Security Instrument, the Subsidiary Guaranty and the other Investment Documents to which Mortgagor is a party constitute the entire understanding and agreement between Mortgagor, Agent and the Mortgagees with respect to the transactions arising in connection with the subject matter hereof and supersede all prior written or oral understandings and agreements between Mortgagor, Agent and the Mortgagees with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in this Security Instrument, the Subsidiary Guaranty and the other Investment Documents to which Mortgagor is a party, there are not, and were not, and no persons are or were authorized by a Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of this Security Instrument, the Subsidiary Guaranty and the other Investment Documents to which Mortgagor is a party.

20 — HAZARDOUS SUBSTANCES

        20.1 HAZARDOUS SUBSTANCES. Mortgagor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Mortgagor or any other person or entity, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto, including, without limitation, Environmental Laws relating to the release of Hazardous Substances; (b) there shall be no Releases (as hereinafter defined) of Hazardous Substances in, on, under or from the Property by Mortgagor or anyone controlled by, controlling or under common control with Mortgagor; (c) Mortgagor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or any other person or entity (the “Environmental Liens”); (d) if a Mortgagee has a reasonable basis to believe that there has been a change in the environmental condition of the Property, such Mortgagee shall have the right to require Mortgagor to, at Mortgagor’s sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, and share with each Mortgagee the reports and other results thereof, and each Mortgagee and all Indemnified Parties shall be entitled to rely on such reports and other results thereof; (e) Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of a Mortgagee to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property in all material respects, to the extent such Remediation is required under any Environmental Law; (ii) comply or cause compliance by any other tenant or user of the Property with any Environmental Law; and (iii) comply or cause compliance by any other tenant or user of the Property with any directive from any governmental authority; (f) Mortgagor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (g) Mortgagor shall immediately notify each Mortgagee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Property; and (v) any written or oral notice or other communication of which Mortgagor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings relating to the environment or human health in connection with the Property.

        20.2 [INTENTIONALLY OMITTED]

        20.3 INDEMNIFIED PARTIES’ RIGHTS/COOPERATION AND ACCESS. Indemnified Parties and any other person or entity designated by Indemnified Parties (including but not limited to any receiver, any representative of a governmental entity and any environmental consultant), shall have the right but not the obligation to enter upon the Property at all reasonable times and upon reasonable advance notice to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in each Mortgagee’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Mortgagor shall cooperate with and provide access to Indemnified Parties and any such person or entity designated by Indemnified Parties. All such investigations shall be performed at each Mortgagee’s sole cost and expenses except following an Event of Default, in which case all such investigations shall be performed at Mortgagor’s sole cost and expense.

        20.4 INDEMNIFICATION. Mortgagor covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Environmental Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (except to the extent the same relate solely to Hazardous Substances first introduced to the Property by anyone other than Mortgagor or its agents or employees following the foreclosure of this Security Instrument (or the delivery and acceptance of a deed in lieu of such foreclosure), the expiration of any applicable right of redemption and the obtaining by the purchaser at such foreclosure sale or grantee under such deed of possession of the Property): (a) the past, present or future presence, Release or threatened Release of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon; (c) any legal or administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Article 20; (d) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory concerning Hazardous Substances; and (e) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Article 20.

        20.5 DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Mortgagor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

        20.6 DEFINITIONS. As used in this Article 20, the following terms shall have the following meanings:

        "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, requirements and the like, as well as common law, relating to (i) protection of human health or the environment, (ii) Hazardous Substances, (iii) liability for or costs of Remediation or prevention of Releases of Hazardous Substances or (iv) liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any similar state or local statutes, ordinances, rules, regulations, requirements and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Federal Water Pollution Control Act; the Air Pollution Prevention and Control Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, requirements and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the environmental condition of the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

        “Environmental Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

        “Hazardous Substances” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives and toxic mold.

        “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

        "Release" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

        "Remediation" includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to the Release or threatened Release of Hazardous Substances.

21 — STATE SPECIFIC PROVISIONS

        21.1 FUTURE ADVANCES. Mortgagor acknowledges that the intent hereof to secure payment of the Debt and the performance of all obligations under the Debentures and the Other Obligations whether the entire amount shall have been advanced to the Mortgagor at the date hereof, or at a later date, and to secure any other amount or amounts that may be added to the indebtedness secured hereby under the terms of this Security Instrument. The total amount of the principal indebtedness secured hereby may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed an amount equal to Forty Million and 00/100 Dollars ($40,000,000.00) in principal plus interest thereon and any disbursements made for the payment of taxes, levies, or insurance on the property with interest thereon. This Security Instrument shall secure any and all additional or further monies which may be advanced by any Mortgagee to the Mortgagor after the date hereof, which future advances of money, if made, may be evidenced by a note or notes executed by the Mortgagor to the such Mortgagee bearing such rate of interest and with such maturities as shall be determined from time to time, but any and all such future advances secured by this Security Instrument shall be made not more than twenty (20) years after the date hereof. Nothing herein contained shall be deemed an obligation on the part of the Mortgagees to make any future advances. Mortgagor hereby expressly waives and relinquishes any right granted under Section 697.04, Florida Statutes, or otherwise to limit the amount of indebtedness that may be outstanding at any time during the term of this Mortgage. Mortgagor further covenants not to file for record any notice limiting the maximum principal of amount that may be secured by this Mortgage, and agrees that any such notice, if filed, shall be null and void and of no effect.

        21.2 ASSIGNMENT OF LEASES AND RENTS. The assignment of Leases and Rents in this Security Instrument is intended to confirm unto Mortgagees all of the rights and protections afforded thereto under and by virtue of Section 697.07, Florida Statutes, as amended, and to the fullest extent permissible by Florida law. The collection of such rents, issues and profits or the exercise by Mortgagees of Mortgagees’ other remedies under this Security Instrument or as provided by Florida law, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default, or otherwise invalidate, impair, nullify, waive or extinguish the rights and protections afforded Mortgagees under Section 697.07, Florida Statutes, as amended. Furthermore, and as provided by Section 697.07, Florida Statutes, as amended, upon the occurrence of a default under this Security Instrument, Mortgagees may apply for a court order requiring Mortgagor to deposit all rents in the court registry pursuant to Section 697.07, Florida Statutes, as amended. Mortgagor hereby consents to entry of such an order upon the sworn ex parte motion of Mortgagees that default under this Security Instrument has occurred.

        21.3 CONFLICTING PROVISIONS. The provisions of this Article are intended to supplement, and not limit, the other provisions of this Security Instrument; provided, however , that in the event the provisions of this Article contradict any other provision of this Security Instrument, the provisions of this Article shall govern.

22 – MULTIPLE MORTGAGEE PROVISIONS

        22.1 MULTIPLE MORTGAGEES. Notwithstanding anything to the contrary contained herein, Mortgagor and Agent and each Mortgagee, by its acceptance hereof, hereby acknowledge and agree as follows:

    (a)        Wherever in this Security Instrument the consent or approval of “each Mortgagee” (or words of similar import) is required for any matter or thing or a matter or thing is required to be satisfactory to “each Mortgagee” (or words of similar import), then such matter or thing must be consented to, approved by or satisfactory to all Mortgagees and if any Mortgagee shall disapprove same or find same to be unsatisfactory, then Mortgagor shall be prohibited from taking any action with respect to such matter or thing.

    (b)        Subject to Section 22.1(e) below, wherever in this Security Instrument “a Mortgagee” (or words of similar import) is granted the right to take an action (other than the exercise of remedies under Article 10), make an election or request, approve a request or otherwise act, then any Mortgagee may take such action (other than the exercise of remedies under Article 10), make such election or request, approve such request or otherwise act, without the participation by or consent of any other Mortgagee.

    (c)        Wherever in this Security Instrument funds are required to be deposited with or held by “the Mortgagees” (including, without limitation, funds deposited in the Escrow Fund and/or the Net Proceeds), each Mortgagee shall receive a portion of such funds equal to (x) such Mortgagee’s Proportionate Loan Share (as hereinafter defined) of (y) the funds to be deposited with or held by the Mortgagees. Each Mortgagee shall hold and apply its proportionate share of such deposited funds in accordance with this Security Instrument.

    (d)        Any funds received by a Mortgagee pursuant to this Security Instrument shall be allocated between and paid to the Mortgagees in accordance with each Mortgagee’s Proportionate Loan Share or, if and as required under the Intercreditor Agreement, shall be paid to the Agent, to be held by Agent and distributed to the Mortgagees in accordance with the terms of the Intercreditor Agreement. To the extent that a Mortgagee receives greater than its Proportionate Loan Share, such Mortgagee shall promptly remit such overpayment to each other Mortgagee or the Agent, as applicable, as required to comply with this Agreement, the Debentures and the Intercreditor Agreement. Each Mortgagee may determine the order in which to apply funds received by it regardless of the order which any other Mortgagee applies funds (e.g., a Mortgagee may determine to apply funds first to expenses, second to interest and third to principal and a second Mortgagee may determine to apply funds first to interest, second to expenses and third to principal).

    (e)        If an event occurs which, with the given of notice or the passage of time, would constitute an Event of Default, then Agent or its designee shall have the right to deliver any notice required to be given to the Mortgagor in connection with such event (and such notice shall be deemed to be given on behalf of all Mortgagees).

    (f)        If an Event of Default occurs, Mortgagor acknowledges and agrees that pursuant to the terms of the Intercreditor Agreement, only the Agent (and no Mortgagee) shall have the right to take an action to exercise remedies under this Security Instrument, and any sums payable by Mortgagor to the Mortgagees hereunder shall be required to be paid to the Agent, on behalf of the Mortgagees, which sums shall be held by the Agent and distributed to the Mortgagees in accordance with the terms of the Intercreditor Agreement. In no event shall the foregoing preclude any Mortgagee from exercising any remedy granted to a Mortgagee under any other Investment Document (including, without limitation, the conversion by a Mortgagee of its Debenture to common stock of Ener1).

    (g)        Each Mortgagee (each, an “Indemnifying Mortgagee”) hereby indemnifies and holds harmless Agent and each other Mortgagee (each, an “Indemnified Party”) from and against any and all losses, claims, liabilities, judgments, costs and expenses (including, without limitation, reasonable legal fees, costs and disbursements) sustained by an Indemnified Party as a result of the actions or omissions of the Indemnifying Mortgagee which are determined by a final, non-appealable order of a court of competent jurisdiction or arbitration proceeding to be in violation of the terms of this Security Instrument (including, without limitation, a claim by Mortgagor against the Agent or Mortgagees arising from the actions or failure to act of Agent or any one Mortgagee and/or a claim by an Indemnified Party against an Indemnifying Mortgagee arising from a breach of the provisions of this Section 22.1). In no event shall the Mortgagor be deemed to be a third party beneficiary of the foregoing indemnity.

    (h)        As used herein “Proportionate Loan Share” shall mean, as to each Mortgagee, a percentage equal to, as of the date of determination (x) the amount due to such Mortgagee under the Investment Documents divided by (y) the total amount due to all of the Mortgagees under the Investment Documents.

[Signature on Following Page]

        IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Mortgagor as of the day and year first above written.

WITNESS AS TO SIGNATURES:

____________________________
Name:

SEALED AND DELIVERED
IN THE PRESENCE OF:

____________________________
Name:

Prepared by: Adam H. Sher, Esq.
and upon recordation return to:
Dunwody White & Landon, P.A.
550 Biltmore Way, Suite 810
Coral Gables, Florida 33134
Attention: Thomas Matkov, Esq.	MORTGAGOR: ENER1 BATTERY COMPANY, a Florida corporation By: ____________________________________ Name: Ronald N. Stewart Title: Chief Operating Officer ___________________________ Name:

NOTARY ACKNOWLEDGEMENT (CORPORATION)

STATE OF FLORIDA               )
                                                      )        SS:
COUNTY OF BROWARD        )

        The foregoing instrument was acknowledged before me this 20th day of January, 2004, by Ronald N. Stewart, as Chief Operating Officer of ENER1 BATTERY COMPANY, a Florida corporation, formerly known as Ener1 USA Incorporated, on behalf of the corporation. He/She is (notary choose one) [ ] personally known to me or [ ] has produced ______________________________ as identification.

__________________________________________________ Notary Public, State of Florida Name:_____________________________________________ Commission/Serial No._____________________________________________

My commission expires:

(SEAL)

C-2

EXHIBIT A

(Description of Land)

The West 1/2 of Lot 40, of FORT LAUDERDALE INDUSTRIAL AIRPARK SECTION 2, according to the map or plat thereof, as recorded in Plat Book 63, Page 8, of the Public Records of Broward County, Florida, less the South 5 feet.

Together with appurtenant rights under Joint Use Agreement, recorded in Official Records Book 22595, at Page 204, Public Records of Broward County, Florida.

SCHEDULE 1

Mortgagees

Satellite Asset Management, L.P., a Delaware limited partnership, on behalf of one or more investment funds managed by Satellite Asset Management, L.P.
Alexandra Global Master Fund Ltd., a British Virgin Islands limited company
Omicron Master Trust, a Bermuda-based business trust
Castle Creek Technology Partners LLC, a Delaware limited liability company
SF Capital Partners Ltd., a British Virgin Islands limited company
Capital Ventures International, a Cayman Islands corporation
Vertical Ventures, LLC, a Delaware limited liability company
Portside Growth and Opportunity Fund, a Cayman Islands corporation